UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)         March 10, 2016

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 10, 2016, Accelerate Diagnostics, Inc. (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Delaware Secretary of State (i) increasing the total number of authorized shares of the Company’s capital stock to 80,000,000 shares and (ii) increasing the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to 75,000,000 shares. As disclosed in the Company’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on February 11, 2016, the Certificate of Amendment was approved on December 29, 2015 by a majority of the holders of the outstanding shares of the Company’s Common Stock pursuant to an Action by Written Consent of the Stockholders. Previously, the Certificate of Incorporation authorized the Company to issue 60,000,000 shares of capital stock, including 55,000,000 shares of Common Stock.

The Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc., dated March 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2016	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Accelerate Diagnostics, Inc., dated March 10, 2016